UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2017

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by Commerce Bancshares, Inc. ("the Company") on April 25, 2017 (the "Original Report") with the U.S. Securities and Exchange Commission to report the final voting results of the Company's 2017 Annual Meeting of Stockholders held on April 19, 2017 (the "2017 Annual Meeting"). The sole purpose of this amendment is to disclose, as required by SEC regulations, the Company's decision regarding the frequency of future shareholder advisory votes on the compensation of its Named Executive Officers. Except as set forth herein, no modifications have been made to information contained in the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) Frequency of Stockholder Votes on Executive Compensation. As reported in the Original report, at the 2017 Annual Meeting, in accordance with the recommendation of the Board of Directors, the Company's stockholders recommended, by advisory vote, a one year frequency of future advisory votes on executive compensation. In accordance with these results and its previous recommendation, the Board of Directors determined that future advisory votes on Named Executive Officer compensation will be held annually until the next required advisory vote on the frequency of shareholder votes on the compensation of executives, which the Company expects to hold no later than at its 2023 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.

By: /s/ Jeffery D. Aberdeen
Jeffery D. Aberdeen
Controller
(Chief Accounting Officer)

Date: May 15, 2017